PART C. OTHER INFORMATION.

Item 15 Indemnification

(1) Indemnification is provided to Officers and Trustees of the Registrant pursuant to Section 2 of Article XI of Registrant’s Declaration of Trust. The Investment Advisory Contract provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant’s Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees, Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

(3) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the SEC as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

Item 16 Exhibits

1.1	Conformed copy of Declaration of Trust of the Registrant;	(1)
1.2	Conformed Copy of Amendment No. 1;	(2)
1.3	Conformed Copy of Amendment Nos. 2 and 3	(8)
1.4	Conformed Copy of Amendment No. 4	(17)

2.1	Copy of Bylaws of the Registration;	(1)
2.2	Amendment No. 1, 2 and 3	(5)
2.3	Amendment No. 4	(9)
2.4	Amendment No. 5	(10)
2.5	Amendment No. 6	(11)
2.6	Amendment No. 7 and 8	(12)

3	Not Applicable

4	Form of Agreement and Plan of Reorganization are filed herewith as Appendix A to the Prospectus/Proxy Statement.

5	See exhibits (1) and (2)

6.1	Conformed copy of Investment Advisory Contract of the Registrant;	(2)
6.2	Conformed Copy of the Amendment to the Investment Advisory Contract of the Registrant;	(8)
6.3	Conformed copy of Amendment # 1 to Exhibit A to the Investment Advisory Contract;	(14)

7.1	Conformed copy of Distributor’s Contract including Exhibit A of the Registrant;	(3)
7.2	Conformed copy of Amendment 1 to the Distributor’s Contract of the Registrant;	(10)
7.3	The Registrant hereby incorporates the conformed copy of the specimen Mutual Funds Sales and Service Agreement; Mutual Funds Service Agreement; and Plan Trustee/Mutual Funds Service Agreement from Item 24 (b) (6) of the Cash Trust Series II Registration Statement on Form N-1A, filed with the Commission on July 24, 1995. (File Numbers 33-38550 and 811-6269)

8	Not applicable

9.1	Conformed copy of Custodian Agreement of the Registrant;	(16)
9.2	Conformed copy of Custodian Fee Schedule;	(4)

10.1	Conformed copy of the Multiple Class Plan and attached exhibits	(12)
10.2	Institutional Shares Exhibit to Multiple Class Plan	(17)
10.3	Service Shares Exhibit to Multiple Class Plan	(17)

11	Opinion and Consent of Counsel as to legality of shares being registered	(+)

12	Form of opinion regarding tax consequences of Reorganization of FUSGBF (To be filed by amendment)

13.1	Conformed copy of Amended and Restated Agreement for Fund Accounting Services, Administrative Services, Shareholder Transfer Agency Services and Custody Services Procurement	(5)
13.2	Conformed copy of Amendment to the Agreement for Fund Accounting Services, Administrative Services, Shareholder Transfer Agency Services and Custody Services Procurement	(8)
13.3	The Registrant hereby incorporates the conformed copy of Amendment No. 3 to the Amended & Restated Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement from Item 23 (h)(v) of the Federated U.S. Government Securities: 2-5 Years Registration Statement on Form N-1A, filed with the Commission on March 30, 2004. (File Nos. 2-75769 and 811-3387)
13.4	Conformed copy of Second Amended and Restated Shareholder Services Agreement	(8)
13.5	The responses described in Item 23(e)(iii) are hereby incorporated by reference.
13.6	The Registrant hereby incorporates by reference the conformed copy of the Agreement for Administrative Services, with Exhibit 1 and Amendments 1 and 2 attached, between Federated Administrative Services and the Registrant from Item 23(h)(iv)of the Federated Total Return Series, Inc. Registration Statement on Form N-1A, filed with the Commission on November 29, 2004. (File Nos. 33-50773 and 811-7115)
13.7	The Registrant hereby incorporates the conformed copy of the Second Amended and Restated Services Agreement, with attached Schedule 1 revised 6/30/04, from Item 23(h)(vii) of the Cash Trust Series, Inc. Registration Statement on Form N-1A, filed with the Commission on July 29, 2004. (File Nos. 33-29838 and 811-5843)
13.8	Conformed copy of the Financial Administration and Accounting Services Agreement, with attached Exhibit A revised 3/1/2006	(12)
13.9	Conformed copy of Transfer Agency and Service Agreement between the Federated Funds Listed on Exhibit A Hereto and State Street Bank and Trust Company, revised 3/1/2006	(12)
13.10	Conformed copy of Financial Administration Accounting and Services Agreement, dated January 1, 2007	(13)
13.11	Conformed copy of Amendment to Transfer Agency and Service Agreement, date January 1, 2008	(14)
13.12	Conformed copy of Financial Administration and Accounting Services Agreement, dated March 1, 2011	(16)

14.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP	(+)
14.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP	(+)

15	Not applicable

16.1	Unanimous Consent of Trustees for Power of Attorney	(+)
16.2	Power of Attorney of the Registrant	(+)

17	Form of Proxy Card	(+)

+	Exhibit is being filed electronically with registration statement; indicate by footnote

ALL RESPONSES ARE INCORPORATED BY REFERENCE TO A POST-EFFECTIVE AMENDMENT (PEA) OF THE REGISTRANT FILED ON FORM N-1A (FILE NOS. 2-10415 and 811-1)
1	Initial Registration Statement filed June 20, 1995
2	Pre-effective Amendment No. 1 filed September 12, 1995
3	PEA No. 2 filed April 30, 1996
4	PEA No. 4 filed April 24, 1998
5	PEA No. 5 filed February 26, 1999
7	PEA No. 9 filed April 26, 2001
9	PEA No. 11 filed April 28, 2003
10	PEA No. 12 filed April 29, 2004
11	PEA No. 13 filed April 28, 2005
12	PEA No. 14 filed April 26, 2006
13	PEA No. 15 filed April 27, 2007
14	PEA No. 17 filed April 28, 2009
15	PEA No. 18 filed April 26, 2010
16	PEA No. 19 filed April 28, 2011
17	PEA No. 20 filed April 26, 2012

Item 17 Undertakings

(1) The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned Registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the Registration Statement and will not be used until the amendment is effective, and that, in determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

(3) The undersigned Registrant agrees to file by Post-Effective Amendment the opinion of counsel regarding the tax consequences of the proposed reorganization required by Item 16(12) of Form N-14 within a reasonable time after receipt of such opinion.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, FEDERATED TOTAL RETURN GOVERNMENT BOND FUND, has duly caused its Registration Statement on Form N-14 to be signed on its behalf by the undersigned, duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 16th day of May, 2012.

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND
BY: /s/ Gail C. Jones Gail C. Jones, Assistant Secretary
Pursuant to the requirements of the Securities Act of 1933, this Amendment to its Registration Statement has been signed below by the following person in the capacity and on the date indicated:

NAME	TITLE	DATE
BY: /s/ Todd P. Zerega Todd P. Zerega Assistant Secretary	Attorney In Fact For the Persons Listed Below	May 16, 2012
John F. Donahue *	Trustee
J. Christopher Donahue *	President and Trustee (Principal Executive Officer)
Richard A. Novak*	Treasurer (Principal Financial Officer)
Nicholas P. Constantakis*	Trustee
John F. Cunningham*	Trustee
Maureen Lally-Green*	Trustee
Peter E. Madden*	Trustee
Charles F. Mansfield, Jr.*	Trustee
Thomas O’Neill*	Trustee
John S. Walsh*	Trustee
*By Power of Attorney